Exhibit 10.5

LAURUS MASTER FUND, LTD.

c/o M&C Corporate Services Limited

P.O. Box 309 GT

Ugland House

South Church Street

George Town

Grand Cayman, Cayman Islands

                                March 31, 2006

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attn: Chief Financial Officer

Re:    Restricted Account: Account Number 270-405-7542,

Account Name: Biovest, maintained at North Fork Bank (the “Restricted Account”).

Reference is made to (i) that certain Note and Warrant Purchase Agreement, dated as of March 31, 2006 (as amended, modified or supplemented from time to time, the “Purchase Agreement”), by and between Biovest International, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd. (the “Purchaser”) and (ii) that certain Restricted Account Agreement, dated as of March 31, 2006 (as amended, modified or supplemented from time to time, the “Restricted Account Agreement”), by and among the Company, Laurus and North Fork Bank (the “Bank”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to the Section 3.2 of the Purchase Agreement, the Company is required to place $7,508,000.00 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company’s obligations to the Purchaser.

The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser agree that, so long as no default or event of default has occurred and is continuing under the Purchase Agreement or any Related Agreement (such determination to be made by Purchaser in its sole discretion in good faith), upon (x) (i) the first receipt (the “First Receipt”) by the Company of no less than three million dollars ($3,000,000) of net proceeds representing new money available for use as Company working capital for a minimum of seven years through the New Market Tax Credit “NMTC” program (a “NMTC Qualifying Net Proceeds”) and an equity investment of no less than three million six hundred thousand dollars ($3,600,000) in the Company by US Bank or an equity investor reasonably satisfactory to Laurus through an industry recognized NMTC transaction structure that includes a leveraged fund and qualifying community development enterprises, all in connection with the New Market Tax Credit “NMTC” program (collectively, an “Equity Investment), (y) the next receipt (the “Second Receipt”) by the Company of no less than two million four hundred thousand dollars ($2,400,000) of NMTC Qualifying Net Proceeds and an Equity Investment of no less than $2,400,000, and (z) the next receipt (the “Third Receipt” and together with the First Receipt and the Second Receipt, each a “Receipt Event”) by the Company of no less than one million five hundred thousand dollars ($1,500,000) of NMTC Qualifying Net Proceeds and an Equity Investment of no less than $1,500,000, the Purchaser shall upon receipt of a Request from the Company in respect of such Receipt Event, on each such occasion, direct the Bank to wire an amount of funds equal to in each case, two million five hundred thousand dollars ($2,500,000) to such bank account as the Company may direct the Purchaser in writing; provided that the Purchaser specifically agrees that the Third Receipt may precede the closing of the Second Receipt with no change in the above terms and conditions; and provided further that the Purchaser hereby acknowledges and agrees that it will consider alterations of the transaction structure amounts so that there may be a pro rata increase or decrease of the NMTC Qualifying Net Proceeds and Equity Investments Amounts with respect to the First Receipt, Second Receipt or Third Receipt respectively to accommodate the NMTC transaction structure but that the Purchaser continues to have the sole discretion with respect to the release of the funds in the Restricted Account. Each release referred to in the immediately preceding sentence shall be subject (in all respects) to the Purchaser’s evaluation of all factors that it considers (in its sole discretion) relevant at the time of such requested release, including its determination (i) of the sufficiency of existing collateral of the Company, (ii) of the satisfactory completion of a due diligence review(s) of the Company and the New Market Tax Credit “NMTC” program giving rise to the generation of the applicable NMTC Qualifying Net Proceeds and (iii) of the overall performance (financial or otherwise) of the Company and its Subsidiaries at such time. The Purchaser shall not be under any obligation to release any amount pursuant to this paragraph and the release of such amounts shall be in the Purchaser’s sole and absolute discretion.

This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

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If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

Signed,

Laurus Master Fund, Ltd.

By:
Name:
Title:

Agreed and Accepted this 31st day of March 2006.

Biovest International, Inc.

By:
Name:
Title: